                                  EXHIBIT 99.1

            CODORUS VALLEY BANCORP, INC. REPORTS INCREASED EARNINGS
             AND DECLARATION OF REGULAR AND SPECIAL CASH DIVIDENDS


         FOR IMMEDIATE RELEASE -- York, Pennsylvania (October 16, 2007) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, today announced earnings of $1,641,000 or $.44 per share ($.43 diluted) for the quarter ended September 30, 2007. This represents a $234,000 or 17% increase over the $1,407,000 or $.38 per share ($.38 diluted) for the same quarter of 2006. For the first nine months of 2007, earnings were $5,037,000 or $1.37 per share ($1.34 diluted). This represents an $846,000 or 20% increase over the $4,191,000 or $1.15 per share ($1.12 diluted) for the same period of 2006. Current quarter and year-to-date earnings were both positively impacted by an increase in income from the growth of earning assets, principally business and home equity loans, and investment securities.

         Current year-to-date earnings also reflected the favorable impact of an $839,000 pre-tax ($554,000 after-tax) first quarter recovery of loan losses that were incurred by PeoplesBank during 2002-2003. Due to the adequacy of the Company's allowance for loan losses the full amount of the recovery was recorded as a reduction to the loan loss provision.

         The increase in net interest income and reduction in the loan loss provision more than offset an increase in noninterest expense. Noninterest expense increased 16% for the first nine months of 2007 due primarily to increased personnel costs, caused by the timing of performance incentives and staff additions associated with normal business growth, and the recognition of an $185,000 ($122,000 after-tax) prepayment penalty on the early pay-down of a $2 million Federal Home Loan Bank advance. The Company paid down the advance, which had an above market interest rate, to reduce interest expense in future periods.

         On September 30, 2007, total assets were approximately $590 million, representing a $65 million or 12% increase above September 30, 2006. Additional detailed financial information is provided in the Financial Highlights section of this Press Announcement.

         Codorus Valley recently announced that its Board of Directors declared a regular quarterly cash dividend of $.14 per share, payable on or before November 13, 2007, to shareholders of record October 23, 2007. Additionally, the Board announced a special cash dividend of $.05 per share, payable on or before November 13, 2007, to shareholders of record October 23, 2007. President Miller commented,

"The special cash dividend was declared solely as a result of the recovery the company realized from loan losses experienced in a prior period."

         Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers located throughout York County, Pennsylvania and a loan production office in Towson, Maryland. Mortgage banking, wealth management, and real estate settlement services are also offered by the company. Regulatory approval is presently being sought for a full service financial center in Hunt Valley, Maryland. Additional information is available on the bank's website at www.peoplesbanknet.com.

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Announcement, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement. Those factors include, but are not limited to: credit risk, changes in market interest rates, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.

QUESTIONS OR COMMENTS CONCERNING THIS PRESS ANNOUNCEMENT SHOULD BE DIRECTED TO THE FOLLOWING:

        Larry J. Miller                                  Jann Allen Weaver
Vice-Chairman, President, and CEO                            Treasurer
  Codorus Valley Bancorp, Inc.                      Codorus Valley Bancorp, Inc.
         717-747-1500                                       717-747-1502
         888-846-1970                                       888-846-1970
  lmiller@peoplesbanknet.com                         jweaver@peoplesbanknet.com

                   Condensed Consolidated Statements of Income
                (in thousands of dollars, except per share data)

                                         Three months ended                 Nine months ended
                                            September 30,                       September 30,
                                        2007             2006              2007              2006
                                  ------------      ------------     ------------      ------------
Interest income                   $     10,090      $      8,658     $     29,134      $     24,395
Interest expense                         4,741             4,123           14,070            10,719
                                  ------------      ------------     ------------      ------------
   Net interest income                   5,349             4,535           15,064            13,676
Provision for loan losses                  (35)              145             (919)              500
Noninterest income                       1,399             1,237            4,001             3,848
Loss on sale of securities                   0                 0               (7)                0
Gain on sale of mortgages                   51                61              208               210
Noninterest expense                      4,662             3,780           13,418            11,543
                                  ------------      ------------     ------------      ------------
   Income before income taxes            2,172             1,908            6,767             5,691
Income taxes                               531               501            1,730             1,500
                                  ------------      ------------     ------------      ------------
   Net income                     $      1,641      $      1,407     $      5,037      $      4,191
                                  ============      ============     ============      ============
Basic earnings per share          $       0.44      $       0.38     $       1.37      $       1.15
Diluted earnings per share        $       0.43      $       0.38     $       1.34      $       1.12

            Condensed Consolidated Statements of Financial Condition
                            (in thousands of dollars)

                                                  September 30,     December 31,      September 30,
                                                      2007              2006              2006
                                                  ------------      ------------      ------------
Cash and short term investments                   $     38,187      $     35,372      $     25,970
Investment securities                                   84,893            80,926            75,265
Loans                                                  442,184           407,260           398,649
Allowance for loan losses                               (3,048)           (3,126)           (2,969)
Premises and equipment, net                             10,209            10,495            10,703
Other assets                                            17,328            17,285            16,779
                                                  ------------      ------------      ------------
   Total assets                                   $    589,753      $    548,212      $    524,397
                                                  ============      ============      ============

Deposits                                          $    498,292      $    456,645      $    433,420
Borrowed funds                                          40,944            45,339            45,743
Other liabilities                                        3,603             3,442             3,106
Shareholders' equity                                    46,914            42,786            42,128
                                                  ------------      ------------      ------------
   Total liabilities and shareholders' equity     $    589,753      $    548,212      $    524,397
                                                  ============      ============      ============


                                   -- MORE --

                             Selected Financial Data

                                                                    Quarterly                                Year-to-Date
                                           -------------------------------------------------------------  -----------------------
                                              2007       2007          2007        2006         2006          September 30,
                                            3rd Qtr     2nd Qtr      1st Qtr      4th Qtr      3rd Qtr       2007        2006
                                           ----------  ----------   ----------   ----------   ----------  ----------   ----------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
    Net income                             $    1,641  $    1,627   $    1,769   $    1,131   $    1,407  $    5,037   $    4,191
    Basic earnings per share               $     0.44  $     0.44   $     0.48   $     0.31   $     0.38  $     1.37   $     1.15
    Diluted earnings per share             $     0.43  $     0.43   $     0.47   $     0.30   $     0.38  $     1.34   $     1.12
    Cash dividends per share               $    0.135  $    0.129   $    0.129   $    0.122   $    0.118  $    0.393   $    0.342
    Book value per share                   $    12.68  $    12.18   $    12.04   $    11.63   $    11.46  $    12.68   $    11.46
    Average shares outstanding                  3,690       3,683        3,678        3,676        3,661       3,684        3,660
    Average diluted shares outstanding          3,774       3,774        3,768        3,767        3,745       3,772        3,744

Performance Ratios (%)
    Return on average assets                     1.12        1.13         1.28         0.85         1.08        1.18         1.12
    Return on average equity                    14.30       14.45        16.13        10.56        13.63       14.94        13.85
    Return on average realized equity (2)       14.14       14.38        16.03        10.50        13.42       14.83        13.66
    Net interest margin (3)                      4.03        3.91         3.76         3.77         3.88        3.90         4.06
    Efficiency ratio (4)                         66.4        63.7         72.3         66.8         63.0        67.3         63.6

Asset Quality Ratios (%)
    Net loan charge-offs (recoveries) to
      average loans (5)
     average loans (5)                           0.01       (0.02)       (0.82)       (0.01)        0.10       (0.15)        0.04
    Allowance for losses to total loans          0.69        0.71         0.71         0.77         0.75        0.69         0.75
    Nonperforming assets to total loans
     and other real estate                       1.02        1.72         0.99         1.09         1.38        1.02         1.38

Capital Ratios (%)
    Average equity to average assets             7.86        7.82         7.91         8.00         7.96        7.86         8.09
    Tier 1 leverage capital ratio                9.69        9.58         9.73         9.83         9.98        9.69         9.98
    Tier 1 risk-based capital ratio             11.95       11.77        11.86        11.99        12.11       11.95        12.11
    Total risk-based capital ratio              12.59       12.43        12.53        12.71        12.81       12.59        12.81


(1) per share amounts and shares outstanding were adjusted for stock dividends

(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities

(3) net interest income (tax-equivalent) as a percentage of average earning assets

(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(5) quarterly and year-to-date net loan charge-offs (recoveries) are annualized



                                    -- END --